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                                                                                Exhibit 12.01


                                 Commercial Credit Company and Subsidiaries
                              Computation of Ratio of Earnings to Fixed Charges
                                 (In millions of dollars, except for ratio)




                                                                                 Six months ended June 30,
                                                                              -----------------------------
                                                                             1994                  1993
                                                                             ----                  ----
Income before income taxes, minority interest and cumulative
  effect of changes in accounting principle                                $179.0                 $214.5
Elimination of undistributed equity earnings                                  (.5)                 (10.7)
Pre-tax minority interest                                                   (10.3)                 (17.5)
Interest                                                                    190.3                  177.4
Portion of rentals deemed to be interest                                      5.5                    5.9
                                                                             ----                  -----
  Earnings available for fixed charges                                     $364.0                 $369.6
                                                                            =====                  =====

Fixed charges
- - -------------
Interest                                                                   $190.3                 $177.4
Portion of rentals deemed to be interest                                      5.5                    5.9
                                                                            -----                  -----
  Fixed charges                                                            $195.8                 $183.3
                                                                            =====                  =====

Ratio of earnings to fixed charges                                           1.86x                 2.02x
                                                                             ====                  ====

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